SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 14, 2003
                                 --------------

                         MIRANT AMERICAS GENERATION, LLC
                         -------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                                              51-0390520
(State or other jurisdiction                     (IRS Employer Identification
of incorporation)                                             No.)


                  1155 PERIMETER CENTER WEST, ATLANTA, GA 30338

               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (678) 579-5000
                                                           ------------------



                                       N/A
         (Former name or former address, if changed since last report.)



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Item 5.       Other

Recent Developments

         On July 14, 2003, Mirant Americas Generation, LLC ("MAG") terminated its offer to exchange its 8.25% Senior Secured Notes due 2008 and $10.00 in cash for its outstanding 7.625% Senior Notes due 2006 (the "MAG Exchange Offer"). MAG terminated the MAG Exchange Offer pursuant to the conditions specified in the Offering Circular dated June 2, 2003, as amended on June 20, 2003, June 30, 2003 and July 9, 2003, which provides that MAG reserves the right to terminate the Exchange Offers in its sole and absolute discretion, which may be for any or no reason.

         On July 14, 2003, Mirant Corporation, MAG's ultimate parent ("Mirant"), terminated its offers to exchange its 8.25% Senior Secured Notes due 2008, $5.00 in cash and warrants to purchase 22.47 shares of Mirant common stock for its outstanding 2.5% Convertible Senior Debentures due 2021 and its outstanding 7.4% Senior Notes due 2004 (the "Mirant Exchange Offers"). Mirant and MAG each terminated their respective exchange offers contemporaneously with their filing of a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Item 7.       Financial Statements and Exhibits

     (a) Financial Statements of business acquired

         None

     (b) Pro Forma financial information

         None

     (c) Exhibits

         None

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 15, 2003            MIRANT AMERICAS GENERATION, LLC


                                By: /s/ J. William Holden, III
                                    -----------------------------
                                    J. William Holden, III
                                    Sr. Vice President, Chief Financial Officer
                                    and Treasurer (Principal Financial Officer)